FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2010 EARNINGS RESULTS

FORT WORTH, Texas, (March 14, 2011) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported fourth quarter 2010 net earnings of $0.4 million compared to $9.3 million reported for the fourth quarter of 2009.  Hallmark reported net earnings of $7.3 million for fiscal year 2010, compared to $24.6 million reported for fiscal year 2009.  On a fully diluted basis, net earnings were $0.02 per share and $0.36 per share, respectively, for the fourth quarter and fiscal year 2010, as compared to net earnings of $0.46 per share and $1.19 per share, respectively, for the fourth quarter and fiscal year 2009.  Total revenues were $79.3 million and $307.1 million for the fourth quarter and fiscal year 2010, up 8% and 7%, respectively, from the $73.5 million and $287.0 million reported for the fourth quarter and fiscal year 2009.

Mark J. Morrison, President and Chief Executive Officer, said, “Fiscal 2010 proved to be a year of challenges and opportunities for Hallmark.  We missed our combined ratio target for the year due to a combination of factors affecting incurred losses in each of our three largest business units.  Increased volatility of large losses and weather related claims negatively affected the results of our Standard Commercial and E&S Commercial business units.  We also experienced uncharacteristically poor results in our Personal Lines business unit, as higher than expected growth from geographic and product expansion drove a greater proportion of less seasoned business into the total mix of policies in force. Compounding this situation was an extraordinary level of fraudulent claims from business written in the recent expansion state of Florida. In order to bring Personal Lines results back to acceptable levels, we are actively managing our exposure in less seasoned states through rate increases and aggressive agency plant management. We expect these efforts to bring our Personal Lines results back in line with our expectations by the end of 2011.”

Mr. Morrison continued, “During the first week of February this year, most of the country was impacted by severe winter storms. We presently estimate our losses from these storms to be approximately $3 million, net of approximately $1 million in reinsurance. These events will be reflected in our first quarter 2011 results. Despite these challenges, Hallmark is continuing to build opportunities for the future. With the close of our acquisition of Hallmark National Insurance Company at the end of 2010 and the renewal rights to its non-standard personal automobile business, we have a pipeline of seasoned business to fuel growth in our Personal Lines business unit for 2011 and beyond. Additionally in 2010, our E&S Commercial business unit launched a nationwide non-standard medical malpractice insurance program with the hiring of an experienced Chicago-based underwriting team. This program produced $1.6 million of written premium during 2010.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share grew 4% during fiscal 2010 to $11.72. Total cash, cash equivalents and investments grew $53 million, or 12%, during fiscal 2010 to $498 million, or approximately $25 per share. Total investment securities increased 32% during the year to $432 million, contributing to growth in investment income and helping to offset the effect of lower market yields.  Fourth quarter 2010 investment income increased 16% to $4 million compared to the prior year quarter.  Cash flow from operations was $36 million for the year.  As of year-end, Hallmark continued to have significant cash and cash equivalents of $66 million.”

	Three Months Ended
	December 31,
	2010	2009	% Change
	($ in thousands, unaudited)
Produced premium (1)	$72,152	$66,003	9%
Gross premiums written	73,735	67,013	10%
Net premiums written	63,666	57,909	10%
Net premiums earned	70,902	65,085	9%
Investment income, net of expenses	4,336	3,744	16%
Net realized gain on investments	2,645	1,916	38%
Total revenues	79,333	73,482	8%
Net earnings (2)	420	9,296	-95%
Net earnings per share - basic	$0.02	$0.46	-96%
Net earnings per share - diluted	$0.02	$0.46	-96%
Annualized return on average equity	0.7%	16.8%	-96%
Book value per share	$11.72	$11.26	4%
Cash flow from operations	$7,426	$16,003	-54%

	Fiscal Year Ended
	December 31,
	2010	2009	% Change
	($ in thousands, unaudited)
Produced premium (1)	$314,857	$288,450	9%
Gross premiums written	320,973	287,558	12%
Net premiums written	281,641	261,740	8%
Net premiums earned	278,271	251,072	11%
Investment income, net of expenses	14,849	14,947	-1%
Net realized gain on investments	8,402	3,032	177%
Total revenues	307,060	287,039	7%
Net earnings (2)	7,334	24,575	-70%
Net earnings per share - basic	$0.36	$1.19	-70%
Net earnings per share - diluted	$0.36	$1.19	-70%
Return on average equity	3.2%	12.1%	-74%
Book value per share	$11.72	$11.26	4%
Cash flow from operations	$36,360	$61,698	-41%
(1) Produced premium is a non-GAAP measurement that management uses to track total premium produced by Hallmark’s operations. Hallmark believes it is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue. Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

(2) Net earnings is net income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three months and year ended December 31, 2010, Hallmark’s total revenues were $79.3 million and $307.1 million, representing an 8% and 7% increase, respectively, from the $73.5 million and $287.0 million in total revenues for the same periods of 2009.  The increase in revenue for the three months ended December 31, 2010 was primarily attributable to increased production in its Personal Segment due to geographic expansion.  The increase in revenue for the year ended December 31, 2010 was also attributable to increased production in the Personal Segment due to geographic expansion, as well as increased retention of business in the Specialty Commercial Segment and gains realized on the investment portfolio. These increases in revenue were partially offset by reduced earned premium in the Standard Commercial Segment due to reduced premium production as a result of continued deterioration of the general economic environment in its major markets.  Also partially offsetting the increase in revenue were lower commission and fees in our Specialty Commercial Segment due primarily to the shift from a third party agency structure to an insurance underwriting structure.

Hallmark reported net earnings of $0.4 million and $7.3 million for the three months and year ended December 31, 2010, respectively, which were $8.9 million and $17.3 million lower than the $9.3 million and $24.6 million net earnings reported for the same periods of 2009.  On a fully diluted basis, net earnings were $0.02 and $0.36 per share for the three months and year ended December 31, 2010, respectively, as compared to net earnings of $0.46 and $1.19 per share for the same periods in 2009.  The decrease in net income for the three months and year ending December 31, 2010 was primarily due to increased current accident year loss and loss adjustment expenses primarily caused by increased volatility of large losses, greater than anticipated Personal Segment expansion into Florida and weather related losses.  Unfavorable prior year loss development of $2.1 million and $9.2 million recognized during the three months and year ended December 31, 2010, respectively, as compared to favorable development of $1.8 million and unfavorable development of $1.6 million recognized for the three months and year ended December 31, 2009 also contributed to the decrease in net income.  Partially offsetting the increased loss and loss adjustment expenses was the increase in revenue for the three months and year ending December 31, 2010, as well as lower operating expenses due to lower production related expenses in the Standard Commercial Segment and Specialty Commercial Segment and lower general and administrative costs in the Standard Commercial Segment as a result of ongoing cost reduction initiatives.

Hallmark's net loss ratio was 79.1% and 72.8% for the three months and year ended December 31, 2010, respectively, as compared to 58.5% and 61.2% for the same periods in 2009.  Hallmark's net expense ratio was 29.9% and 29.6% for the three months and year ended December 31, 2010, respectively, as compared to 29.7% and 30.5% for the same periods in 2009.  Hallmark’s net combined ratio was 109.0% and 102.4% for the three months and year ended December 31, 2010, respectively, as compared to 88.2% and 91.7% for the same periods in 2009.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance, medical malpractice insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

HALLMARK FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009
($ in thousands)

	2010	2009
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (cost; $383,530 in 2010 and $287,108 in 2009)	$388,399	$291,876
Equity securities, available-for-sale, at fair value (cost; $32,469 in 2010 and $27,251 in 2009)	44,042	35,801

Total investments	432,441	327,677

Cash and cash equivalents	60,519	112,270
Restricted cash	5,277	5,458
Ceded unearned premiums	25,504	12,997
Premiums receivable	47,337	46,635
Accounts receivable	7,051	3,377
Receivable for securities	2,215	-
Reinsurance recoverable	39,505	10,008
Deferred policy acquisition costs	21,679	20,792
Goodwill	43,564	41,080
Intangible assets, net	30,241	28,873
Federal income tax recoverable	4,093	-
Prepaid expenses	1,987	923
Other assets	15,207	18,779

	$736,620	$628,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Note payable	$2,800	$2,800
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	251,677	184,662
Unearned premiums	140,965	125,089
Unearned revenue	116	191
Reinsurance balances payable	3,122	3,281
Accrued agent profit sharing	1,301	1,790
Accrued ceding commission payable	4,231	8,600
Pension liability	2,833	2,628
Payable for securities	2,493	19
Payable for acquisition	14,000	-
Deferred federal income taxes, net	3,471	942
Federal income tax payable	-	1,266
Accounts payable and other accrued expenses	15,786	13,258

	499,497	401,228
Commitments and contingencies

Redeemable non-controlling interest	1,360	1,124

Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2010 and 2009; issued 20,872,831 shares in 2010 and 2009	3,757	3,757
Additional paid-in capital	121,815	121,016
Retained earnings	105,816	98,482
Accumulated other comprehensive income	9,637	8,589
Treasury stock, (748,662 shares in 2010 and 757,828 in 2009), at cost	(5,262)	(5,327)

Total stockholders’ equity	235,763	226,517

	$736,620	$628,869

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	December 31		December 31
	2010	2009	2010	2009

Gross premiums written	$73,735	$67,013	$320,973	$287,558
Ceded premiums written	(10,069)	(9,104)	(39,332)	(25,818)
Net premiums written	63,666	57,909	281,641	261,740
Change in unearned premiums	7,236	7,176	(3,370)	(10,668)
Net premiums earned	70,902	65,085	278,271	251,072

Investment income, net of expenses	4,336	3,744	14,849	14,947
Net realized gains	2,645	1,916	8,402	3,032
Finance charges	1,807	1,550	7,054	5,874
Commission and fees	(371)	1,177	(1,575)	12,011
Other income	14	10	59	103

Total revenues	79,333	73,482	307,060	287,039

Losses and loss adjustment expenses	56,095	38,067	202,544	153,619
Operating expenses	22,033	21,177	87,989	92,233
Interest expense	1,151	1,146	4,598	4,602
Amortization of intangible assets	916	916	3,665	3,328

Total expenses	80,195	61,306	298,796	253,782

Income before tax	(862)	12,176	8,264	33,257
Income tax expense	(1,317)	2,864	825	8,630
Net income	455	9,312	7,439	24,627
Less: Net income attributable to non-controlling interest	35	16	105	52

Net income attributable to Hallmark Financial Services, Inc.	$420	$9,296	$7,334	$24,575

Net income per share attributable to Hallmark Financial Services, Inc. common stockholders:
Basic	$0.02	$0.46	$0.36	$1.19
Diluted	$0.02	$0.46	$0.36	$1.19

Hallmark Financial Services, Inc.
Consolidated Segment Data
($ in thousands)

	Three Months Ended December 31, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$15,357	$36,435	$20,360	$-	$72,152

Gross premiums written	15,357	38,018	20,360	-	73,735
Ceded premiums written	(1,168)	(8,814)	(87)	-	(10,069)
Net premiums written	14,189	29,204	20,273	-	63,666
Change in unearned premiums	1,799	2,413	3,024	-	7,236
Net premiums earned	15,988	31,617	23,297	-	70,902

Total revenues	17,160	33,573	25,355	3,245	79,333

Losses and loss adjustment expenses	12,017	20,496	23,582	-	56,095

Pre-tax income (loss), net of non-controlling interest	727	3,486	(5,230)	120	(897)

Net loss ratio (2)	75.2%	64.8%	101.2%		79.1%
Net expense ratio (2)	27.0%	30.9%	24.3%		29.9%
Net combined ratio (2)	102.2%	95.7%	125.5%		109.0%

	Three Months Ended December 31, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$15,631	$33,632	$16,740	$-	$66,003

Gross premiums written	15,631	34,642	16,740	-	67,013
Ceded premiums written	(1,099)	(8,005)	-	-	(9,104)
Net premiums written	14,532	26,637	16,740	-	57,909
Change in unearned premiums	2,789	4,012	375	-	7,176
Net premiums earned	17,321	30,649	17,115	-	65,085

Total revenues	18,713	33,903	18,814	2,052	73,482

Losses and loss adjustment expenses	10,482	17,031	10,554	-	38,067

Pre-tax income (loss), net of non-controlling interest	3,279	6,603	3,262	(984)	12,160

Net loss ratio (2)	60.5%	55.6%	61.7%		58.5%
Net expense ratio (2)	27.8%	30.4%	22.1%		29.7%
Net combined ratio (2)	88.3%	86.0%	83.8%		88.2%

1
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

2
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.  During the second quarter of 2009 Hallmark changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data
($ in thousands)

	Fiscal Year Ended December 31, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$67,844	$151,721	$95,292	$-	$314,857

Gross premiums written	67,832	157,849	95,292	-	320,973
Ceded premiums written	(4,260)	(34,876)	(196)	-	(39,332)
Net premiums written	63,572	122,973	95,096	-	281,641
Change in unearned premiums	1,999	1,125	(6,494)	-	(3,370)
Net premiums earned	65,571	124,098	88,602	-	278,271

Total revenues	69,670	131,076	96,741	9,573	307,060

Losses and loss adjustment expenses	51,468	78,911	72,165	-	202,544

Pre-tax income (loss), net of non-controlling interest	(2,316)	13,315	(705)	(2,135)	8,159

Net loss ratio (2)	78.5%	63.6%	81.4%		72.8%
Net expense ratio (2)	30.7%	29.7%	22.4%		29.6%
Net combined ratio (2)	109.2%	93.3%	103.8%		102.4%

	Fiscal Year Ended December 31, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$72,512	$144,230	$71,708	$-	$288,450

Gross premiums written	72,512	143,338	71,708	-	287,558
Ceded premiums written	(4,430)	(21,388)	-	-	(25,818)
Net premiums written	68,082	121,950	71,708	-	261,740
Change in unearned premiums	3,208	(9,680)	(4,196)	-	(10,668)
Net premiums earned	71,290	112,270	67,512	-	251,072

Total revenues	76,496	131,504	73,785	5,254	287,039

Losses and loss adjustment expenses	44,372	65,453	43,794	-	153,619

Pre-tax income (loss), net of non-controlling interest	9,266	20,883	11,000	(7,944)	33,205

Net loss ratio (2)	62.2%	58.3%	64.9%		61.2%
Net expense ratio (2)	31.3%	30.1%	21.6%		30.5%
Net combined ratio (2)	93.5%	88.4%	86.5%		91.7%

1
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

2
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.  During the second quarter of 2009 Hallmark changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.